                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 INVISION TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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

                                               INVISION TECHNOLOGIES, INC.
                [INVISION LOGO]                7151 Gateway Blvd.
                                               Newark, California 94560
                                               Tel: (510) 739-2400
                                               Fax: (510) 739-6400
                                               http://www.invision-tech.com

                                          April 28, 1998

Fellow Stockholders:

    You are cordially invited to attend InVision Technologies' Annual Meeting of Stockholders to be held at the Company's headquarters at 7151 Gateway Boulevard, Newark, California 94560 at 9:30 a.m. on Thursday, May 28, 1998. As you may know, in October, 1997, we consolidated our manufacturing and office personnel to this new site. We would like to invite you to tour our new facility and to see a demonstration of our CTX 5000 before the meeting.

    If you are interested in participating in the tour and demonstration, please arrive at our headquarters at 9:00 a.m.

    The enclosed notice and proxy statement will provide you with complete information concerning the business to come before the meeting. The Company's 1997 Annual Report is also enclosed.

    I look forward to personally greeting you at the meeting as well as reviewing significant developments at InVision during the past year.

                                          Sincerely,

                                          /s/ Sergio Magistri
     ---------------------------------------------------------------------------

                                          Sergio Magistri
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                [INVISION LOGO]

                             7151 GATEWAY BOULEVARD
                            NEWARK, CALIFORNIA 94560

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 1998

                            ------------------------

TO THE STOCKHOLDERS OF INVISION TECHNOLOGIES, INC.:

    Notice Is Hereby Given that the Annual Meeting of Stockholders of InVision Technologies, Inc. a Delaware corporation (the "Company"), will be held on Thursday, May 28, 1998 at 9:30 a.m. local time at the Company's headquarters, 7151 Gateway Boulevard, Newark, California 94560 for the following purposes:

    1. To elect the Class II directors to hold office until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified.

    2. To approve the Company's Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 400,000 shares to 2,621,818 shares.

    3. To ratify the selection of Price Waterhouse LLP as independent auditors of the Company for its fiscal year ending December 31, 1998.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 13, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                                      [SIG]
                                          ROBERT L. JONES
                                          SECRETARY

Newark, California
April 28, 1998

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON, TOUR OUR NEW FACILITY AND VIEW A DEMONSTRATION OF OUR CTX 5000 EXPLOSIVE DETECTION SYSTEM. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                     [LOGO]

                             7151 GATEWAY BOULEVARD
                            NEWARK, CALIFORNIA 94560

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1998

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of InVision Technologies, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 28, 1998, at 9:30 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's headquarters at 7151 Gateway Boulevard, Newark, California 94560. The Company intends to mail this proxy statement and accompanying proxy card on or about May 1, 1998 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on April 13, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 13, 1998 the Company had outstanding and entitled to vote 12,031,077 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 7151 Gateway Boulevard, Newark, California 94560, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later than January 28, 1999 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, unless the Board of Directors determines by resolution that any such vacancies shall be filled by the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of five members. There are two directors in the class whose term of office expires in 1998. The nominees for election to this class are currently directors of the Company. If elected at the Annual Meeting, the nominees would serve until the 2001 annual meeting of stockholders and until their successors are elected and have qualified, or until such directors' earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING

    DR. GIOVANNI LANZARA

    DR. GIOVANNI LANZARA, age 58, has served as a Director of the Company since September 1990 and as Chairman of the Board since March 1994. Since 1978, he has served as a professor and President of the Transportation Engineering Department at the University of Aquila, Rome, Italy. Dr. Lanzara has been President of the International Center for Transportation Studies since 1987. Dr. Lanzara served as director of Imatron Inc. ("Imatron"), a CT medical scanner company, from August 1993 to June 1996.

    AMBASSADOR MORRIS D. BUSBY

    AMBASSADOR MORRIS D. BUSBY, age 60, has served as a Director of the Company since March 1998 when he was elected by the other directors to fill a vacancy. Since 1995, Ambassador Busby has served as President of BGI, Inc., an international consulting firm. From 1991 to 1994 he was ambassador to the Republic of Colombia and from 1989 to 1991 he was the United States Government's U.S. coordinator for counter-terrorism and directed the international efforts against terrorism during the Persian Gulf War. Prior to that time, he was Principal Deputy Assistant Secretary of State for Inter-American Affairs. From 1984 to 1987 he was Deputy Chief of Mission in Mexico City.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF THE NAMED NOMINEES.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

    DR. SERGIO MAGISTRI

    DR. SERGIO MAGISTRI, age 45, has served as President, Chief Executive Officer and Director of the Company since December 1992. From June 1991 to November 1992, he was a Project Manager with AGIE, Switzerland, a manufacturer of high precision tooling equipment, responsible for all aspects of a family of new products for high precision electro-erosion machining with sub-micron precision. From 1988 to June 1991, Dr. Magistri was a consultant to high technology companies, including FI.M.A.I. Holding, S.A. As a consultant to FI.M.A.I., Dr. Magistri was involved in the formation of the Company and the development of its business plan and of its technology. From 1983 to 1988, Dr. Magistri held various positions with Imatron, including as an Engineering Physicist and Manager of Advanced Reconstruction Systems, and Director of Computer Engineering. Dr. Magistri holds a degree in Electrical Engineering and a doctorate in Biomedical Engineering from the Swiss Institute of Technology, Zurich, Switzerland.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

    DR. DOUGLAS BOYD

    DR. DOUGLAS P. BOYD, age 56, served as a Director of the Company from September 1990 to December 1992, and since June 1993. Dr. Boyd was a founder of Imatron in 1981, and has held various positions at Imatron, and currently serves as its Chairman of the Board and Chief Technology Officer. Dr. Boyd is an Adjunct Professor of Radiology at the University of California, San Francisco.

    DR. BRUNO TREZZA

    DR. BRUNO TREZZA, age 61, has served as a Director of the Company since November 1993. Since 1974, he has served as a professor of economics at the University "La Sapienza" in Rome, Italy. From 1980 to 1981, Dr. Trezza served as an economic advisor to the Italian Prime Minister. From 1974 to 1983, he served as a member of the Committee for Economic Planning of the Italian Ministry of Planning. He has served as a director of several private companies and public institutions in Italy.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 1997 the Board of Directors held four meetings. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Drs. Boyd and Trezza. The Audit Committee did not meet during 1997.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors:
Drs. Boyd and Lanzara. The Compensation Committee did not meet during 1997; all compensation matters were handled by the Board of Directors during such fiscal year.

    During the fiscal year ended December 31, 1997, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2
                       APPROVAL OF EQUITY INCENTIVE PLAN

    In May, 1991, the Board of Directors adopted, and in June 1991 the stockholders subsequently approved, the Company's 1991 Stock Option Plan. In March 1996, the 1991 Stock Option was amended and restated as the Equity Incentive Plan (the "Equity Plan") and subsequently amended again on

December 20, 1996 and August 8, 1997. As a result of a series of amendments, at December 31, 1997 there were 2,221,818 shares of the Company's Common Stock authorized for issuance under the Equity Plan.

    At December 31, 1997, options (net of cancelled or expired options) covering an aggregate of 1,688,074 shares of the Company's Common Stock had been granted under the Equity Plan, and only 185,143 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant under the Equity Plan.

    On December 23, 1997, the Board approved an amendment to the Equity Plan, subject to stockholder approval, to enhance the flexibility of the Board and the Compensation Committee in granting stock options to the Company's employees. The amendment increases the number of shares authorized for issuance under the Equity Plan from a total of 2,221,818 shares to 2,621,818 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

    Stockholders are requested in this Proposal 2 to approve the Equity Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Equity Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

    The essential features of the Equity Plan are outlined below:

GENERAL

    The Equity Plan provides for the grant of (i) both incentive and nonstatutory stock options, (ii) stock bonuses, (iii) rights to purchase restricted stock and (iv) stock appreciation rights (collectively, "Stock Awards"). To date only stock options have been granted under the Equity Plan. Incentive stock options granted under the Equity Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the Equity Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of Stock Awards.

PURPOSE

    The Equity Plan was adopted to provide a means by which selected directors and employees (including officers) of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ADMINISTRATION

    The Equity Plan may be administered by the Board or a committee of the Board. The Board has the power to construe and interpret the Equity Plan and, subject to the provisions of the Equity Plan, to determine the persons to whom and the dates on which Stock Awards will be granted; whether a Stock Award will be an incentive stock option, a nonstatutory stock option, a stock bonus, a right to purchase restricted stock, a stock appreciation right or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an independent stock appreciation right; and the number of shares with respect to which a Stock Award shall be granted to each such person. The Board of Directors is authorized to delegate administration of the Equity Plan to a committee composed of not fewer than two members of the Board, all of the members of which committee must be non-employee directors (unless the Board expressly declares that such requirement shall not apply) and may also be, in the discretion of the Board, outside directors. The Board may abolish such committee at any time and revest in the Board the administration of the Equity Plan. The Board has delegated administration of the Equity Plan to the Compensation Committee of the Board. In addition the Board has further delegated the granting of options under the Equity Plan to employees other than officers to a Non-Officer Stock Option Committee made up of two directors. As used herein with respect to the Equity Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

ELIGIBILITY

    Incentive stock options and stock appreciation rights related to incentive stock options may be granted under the Equity Plan only to selected employees (including officers and directors who are employees) of the Company and its affiliates. Selected employees, non-employee directors and consultants are eligible to receive Stock Awards other than incentive stock options and related stock appreciation rights under the Equity Plan.

    No incentive stock option or award to purchase restricted stock may be granted under the Equity Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the incentive stock option exercise price is at least 110% of the fair market value of the stock subject to the stock option on the date of grant (100% of the fair market value in the case of an award to purchase restricted stock), and the term of the incentive stock option does not exceed five years from the date of grant. For incentive stock options granted under the Equity Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

STOCK SUBJECT TO THE EQUITY PLAN

    The Common Stock that may be sold pursuant to Stock Awards under the Equity Plan shall not exceed in the aggregate 2,621,818 shares of the Company's Common Stock. If any Stock Award granted under the Equity Plan (other than a stock appreciation right) expires or otherwise terminates without being exercised, the Common Stock not purchased pursuant to such Stock Awards again becomes available for issuance under the Equity Plan. The Common Stock subject to the Equity Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

TERMS OF OPTIONS

    The following is a description of the permissible terms of options under the Equity Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options under the Equity Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the Equity Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options are granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information."

At April 13, 1998 the closing price of the Company's Common Stock as reported on The Nasdaq Stock Market was $9 9/16 per share.

    In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To the extent required by Section 162(m), an option repriced under the Equity Plan is deemed to be canceled and a new option granted. The exercise price of options granted under the Equity Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,
(ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board.

    OPTION EXERCISE. Options granted under the Equity Plan may become exercisable ("vest") in cumulative increments as determined by the Board. Shares covered by currently outstanding options under the Equity Plan typically vest at the rate of 25% of the shares subject to the option on the first anniversary of the date of grant and 1/16th of such shares at the end of each quarter thereafter during the optionee's employment or relationship as a consultant or director. Shares covered by options granted in the future under the Equity Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the Equity Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

    TERM. The maximum term of options under the Equity Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Equity Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless: (a) such termination is due to such person's disability, in which case the option may, but need not, provide that it may be exercised at any time not exceeding twelve months following such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

    The following is a description of the permissible terms of stock bonuses and restricted stock purchase agreements under the Equity Plan. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement includes the substance of each of the following provisions as appropriate:

    PURCHASE PRICE. The purchase price under each restricted stock purchase agreement is such amount as the Board may determine and designate in such agreement, but in no event may the purchase price be less than eighty-five percent (85%) of the stock's fair market value on the date such award is made.

    CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement must be paid either: (i) in cash at the time of purchase;
(ii) at the discretion of the Board, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion. Notwithstanding the foregoing, the Board may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

    VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

    TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event a participant's continuous status as an employee, director or consultant terminates, the Company may repurchase or otherwise re-acquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

STOCK APPRECIATION RIGHTS

    The three types of Stock Appreciation Rights that are authorized for issuance under the Equity Plan are as follows:

    TANDEM STOCK APPRECIATION RIGHTS. Tandem stock appreciation rights may be granted appurtenant to an option, and are generally subject to the same terms and conditions applicable to the particular option grant to which they pertain. Tandem stock appreciation rights require the holder to elect between the exercise of the underlying option for shares of stock and the surrender, in whole or in part, of such option for an appreciation distribution. The appreciation distribution payable on the exercised tandem right is in cash (or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the option surrender) in an amount up to the excess of (i) the fair market value (on the date of the option surrender) of the number of shares of stock covered by that portion of the surrendered option in which the optionee is vested over (ii) the aggregate exercise price payable for such vested shares.

    CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent stock appreciation rights may be granted appurtenant to an option and may apply to all or any portion of the shares of stock subject to the underlying option and are generally subject to the same terms and conditions applicable to the particular option grant to which they pertain. A concurrent right is exercised automatically at the same time the underlying option is exercised with respect to the particular shares of stock to which the concurrent right pertains. The appreciation distribution payable on an exercised concurrent right is in cash (or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the exercise of the concurrent right) in an amount equal to such portion as shall be determined by the Board at the time of the grant of the excess of (i) the aggregate fair market value (on the date of the exercise of the concurrent right) of the vested shares of stock purchased under the underlying option which have concurrent rights appurtenant to them over (ii) the aggregate exercise price paid for such shares.

    INDEPENDENT STOCK APPRECIATION RIGHTS. Independent stock appreciation rights may be granted independently of any option and are generally subject to the same terms and conditions applicable to nonstatutory stock options. The appreciation distribution payable on an exercised independent right may not be greater than an amount equal to the excess of (i) the aggregate fair market value (on the date of the exercise of the independent right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such independent right, and with respect to which the holder is exercising the independent right on such date, over (ii) the aggregate fair market value (on the date of the grant of the independent right) of such number of shares of Company stock. The appreciation distribution payable on the exercised independent right is in cash or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the exercise of the independent right.

ADJUSTMENT PROVISIONS

    If there is any change in the stock subject to the Equity Plan or subject to any Stock Award granted under the Equity Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Equity Plan and Stock Awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

    The Equity Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume Stock Awards outstanding under the Equity Plan or substitute similar Stock Awards for those outstanding under such plan, or such outstanding Stock Awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue Stock Awards outstanding under the Equity Plan, or to substitute similar Stock Awards, then the time during which such Stock Awards may be exercised may, at the discretion of the Board of Directors, be accelerated and the Stock Awards terminated if not exercised during such time. The acceleration of a Stock Award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Equity Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Equity Plan will terminate on May 1, 2001.

    The Board may also amend the Equity Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary in order for the Plan to satisfy Section 422 of the Code or any Nasdaq or securities exchange listing requirements or Rule16b-3 ("Rule 16b-3") of the Securities Exchange Act (the "Exchange Act").

RESTRICTIONS ON TRANSFER

    Under the Equity Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. Other Stock Awards may be transferred if so provided in the optionee's agreement or by will, by the laws of descent and distribution, or pursuant to a domestic relations order. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to such restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

    INCENTIVE STOCK OPTIONS. Incentive stock options under the Equity Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

    If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, then any gain or loss on a disposition of such stock will be either long-term or mid-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon a disqualifying disposition will be a capital gain or loss, which will be long-term, mid-term or short-term depending on the length of time the stock was held. Capital gains currently are generally subject to lower tax rates than ordinary income. The maximum long-term capital gains rate for federal income tax purposes is currently 20% (28% for mid-term capital gain) while the maximum short-term capital gain rate and ordinary income rate are effectively 39.6% at the present time. Capital losses are allowed in full against capital gains and up to $3,000 against other income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the Equity Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Subject to a requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term, mid-term, or short-term capital gain or loss, depending on the holding period.

    RESTRICTED STOCK AND STOCK BONUSES. Restricted stock and stock bonuses granted under the Equity Plan generally have the following federal income tax consequences:

    Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of
Section 83 of the Code, because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company's right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

    The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing, (i.e., within thirty days of the purchase), an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient.

    STOCK APPRECIATION RIGHTS. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness,
Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to a covered employee in a taxable year to the extent that non-performance based compensation paid to such a covered employee exceeds $1 million. It is possible that compensation attributable to Stock Awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. Treasury regulations issued under Section 162(m) of the Code, provide that compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation, if (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders, (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and
(iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Restricted stock and stock bonuses qualify as peformance-based compensation under these Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS, AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE EQUITY PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

                                   PROPOSAL 3
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending December 31, 1998 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Price Waterhouse LLP has audited the Company's financial statements since its inception in 1990. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Price Waterhouse LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Price Waterhouse LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Price Waterhouse LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 20, 1998 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table employed by the Company in that capacity as of the end of the last fiscal year; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                              SHARES
                                                                       BENEFICIALLY OWNED(1)
                                                                       ---------------------
NAME                                                                     NAME     PERCENTAGE
---------------------------------------------------------------------  ---------  ----------
HARAX Holding, S.A.(2)...............................................  2,601,584     21.6%
Dr. Sergio Magistri(3)...............................................    262,214      2.2
Curtis P. DiSibio(4).................................................     69,505     *
David M. Pillor(5)...................................................    175,479      1.5
Dr. Benno Stebler(6).................................................     72,204     *
Dr. Douglas P. Boyd(7)...............................................     70,797     *
Morris D. Busby(8)...................................................      6,586     *
Dr. Giovanni Lanzara(9)..............................................    450,045      3.7
Dr. Bruno Trezza(10).................................................    444,983      3.7
All directors and executive officers as a group
  (9 persons)(11)....................................................  1,551,813     12.9

------------------------

 *  Less than 1% of the outstanding InVision Common Stock.

 (1) Applicable percentage of ownership at March 31, 1998 is based upon 12,031,077 shares of InVision Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes sole or shared voting or investment power with respect to shares shown as beneficially owned. Shares of InVision Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

 (2) The business address for the named stockholder is 8, Boulevard Royal, Centre Vermont, Luxembourg L-2447. Eugenio Rendo is the controlling stockholder of HARAX and is deemed to beneficially own such shares.

 (3) Includes 233,706 shares issuable pursuant to options exercisable within 60 days of February 20, 1998.

 (4) Represents 69,505 shares issuable pursuant to options exercisable within 60 days of February 20, 1998.

 (5) Represents 175,479 shares issuable pursuant to options exercisable within 60 days of February 20, 1998.

 (6) Includes 400 shares held by Dr. Stebler's wife and 71,804 shares issuable pursuant to options exercisable within 60 days of February 20, 1998.

 (7) Includes 66,752 shares issuable pursuant to options exercisable within 60 days of February 20, 1998.

 (8) Represents shares issuable to BGI, Inc. ("BGI") pursuant to options subject to milestone vesting which may be exercisable within 60 days of February 20, 1998. Admiral Busby is a controlling shareholder of BGI which received these options as partial payment for services provided by BGI pursuant to its consulting agreement with the Company.

 (9) Includes 341,886 shares held by PASTEC, Holdings, S.A. Giovanni Lanzara is the controlling stockholder of PASTEC. Also includes 50,037 shares issuable pursuant to options exercisable within 60 days of February 20, 1998.

(10) Includes 385,474 shares held by HAKON Holdings, S.A. Bruno Trezza is the controlling stockholder of HAKON. Also includes 59,509 shares issuable pursuant to options exercisable within 60 days of February 20, 1998.

(11) Includes 727,360 shares held by entities affiliated with certain directors of InVision as described in footnotes 9 and 10 above and 726,792 shares subject to options exercisable within 60 days of February 20, 1998.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that a monthly report of ownership was filed late by Stephen Wolff, Vice President, Marketing and New Products, who is no longer required to comply with Section 16(a).

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    In 1997 non-employee directors received $1,200 per day in cash compensation for their services as members of the Board of Directors This method of compensation was changed for 1998 and all directors currently receive a $10,000 annual retainer as compensation for the services as members of the Board. In addition, non-employee directors are reimbursed for expenses incurred in connection with the performance of services as directors. Non-employee directors of the Company also receive $2,000 per day for each day of consulting services rendered to the Company not in connection with their services as directors.

    Aggregate consulting fees earned by directors of the Company were $199,622 in 1997. Giovanni Lanzara (who earned $101,182) and Bruno Trezza (who earned $98,440) were the only individual directors who earned consulting fees in excess of $60,000 in 1997. Ambassador Busby, who became a director in March 1998, is a controlling shareholder of BGI which provided consulting services to the Company in 1997 in excess of $60,000. See "Certain Transactions."

COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY OF COMPENSATION

    The following table sets forth certain compensation earned by the Company's Chief Executive Officer and the Company's three other executive officers whose salary and bonus for the year ended December 31, 1997 exceeded $100,000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                   ANNUAL COMPENSATION          ------------
                                               ---------------------------       SECURITIES
                                               FISCAL                            UNDERLYING     ALL OTHER
NAME                                            YEAR     SALARY    BONUS          OPTIONS      COMPENSATION
---------------------------------------------  ------   --------  --------      ------------   ------------
Dr. Sergio Magistri .........................   1997    $160,000  $ 60,000         98,000        $ 2,503(3)
  President and Chief Executive Officer         1996     136,666     --            --             --
                                                1995     131,982     --            63,272         10,000(1)
Curtis P. DiSibio ...........................   1997     130,343    90,000         50,000          1,690(3)
  Chief Financial Officer                       1996     111,250    34,750         --             --
                                                1995     109,000    18,790         39,326         --
David Pillor ................................   1997     110,000   386,646(2)      40,000            412(3)
  Senior Vice President, Sales and Marketing    1996     110,000   117,603(2)      --             --
                                                1995     100,000   117,790(2)     154,186         --
Dr. Benno Stebler ...........................   1997     102,393    45,000         50,000          2,236(3)
  Senior Vice President, Manufacturing          1996     116,000    37,876         --             --
                                                1995     114,000    19,206         43,798         --

------------------------

(1) Represents relocation expenses.

(2) Includes commission payments of $386,646 in 1997, $97,603 in 1996 and $70,790 in 1995; amount in 1995 includes $47,000 related to orders received in 1994.

(3) Represents matching contributions by the Company to employees' accounts under the Company's 401(k) Plan.

    The Company has a policy of granting certain cash incentive awards to its senior management based upon the achievement of certain performance goals. The specific performance goals are determined by the Company's Board of Directors and are designed to fairly reward senior management for significant positive contributions to the Company.

STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers under its Equity Incentive Plan (the "Equity Plan"). As of March 31, 1998, options to purchase a total of 1,596,084 shares were outstanding under the Equity Plan and options to purchase 185,143 shares remained available for grant thereunder.

    OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                         POTENTIAL REALIZABLE
                                                           INDIVIDUAL GRANTS                           VALUE AT ASSUMED ANNUAL
                                   ------------------------------------------------------------------    RATES OF STOCK PRICE
                                        NUMBER OF       % OF TOTAL OPTIONS                             APPRECIATION FOR OPTION
                                       SECURITIES           GRANTED TO        EXERCISE                           TERM
                                   UNDERLYING OPTIONS/  EMPLOYEES IN FISCAL     PRICE     EXPIRATION   ------------------------
NAME                                   GRANTED (#)            YEAR(1)          ($/SH)        DATE        5% ($)      10% ($)
---------------------------------  -------------------  -------------------  -----------  -----------  ----------  ------------
Dr. Sergio Magistri..............          98,000                 14.1        $    6.94      12/4/07   $  427,724  $  1,083,936
Curtis P. DiSibio................          50,000                  7.2             6.94      12/4/07      218,226       553,029
David Pillor.....................          40,000                  5.7             6.94      12/4/07      174,581       442,423
Benno Stebler....................          50,000                  7.2             6.94      12/4/07      218,226       553,029

------------------------

(1) Based on options on 696,962 shares having been granted in 1997.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information with respect to options exercised by the named executive officers during 1997, the number of securities underlying unexercised options held by the Named Executive Officers as of December 31, 1997 and the value of unexercised in-the-money options as of December 31, 1997:

                                                                     NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                                        VALUE     OPTIONS AT FISCAL YEAR END      FISCAL YEAR END(1)
                                   SHARES ACQUIRED    REALIZED    --------------------------  ---------------------------
NAME                               ON EXERCISE (#)       ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
--------------------------------  -----------------  -----------  -----------  -------------  ------------  -------------
Dr. Sergio Magistri.............         --              --          221,456         98,000   $  1,554,800   $    67,130
Curtis P. DiSibio...............         --              --           62,647         53,041        425,398        55,765
David M. Pillor.................         --              --          168,754         46,619      1,145,713        74,229
Dr. Benno Stebler...............          7,510       $  85,989       65,554         50,000        443,922        34,250

------------------------

(1) Based on a per share price of $7.625, the closing price of the Common Stock as reported on The Nasdaq Stock Market, minus the exercise price of the option, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with Messrs. Magistri, DiSibio, Pillor and Stebler which provide for salaries and other employment terms. The agreements with Messrs. Magistri, DiSibio, Pillor and Stebler each provide that if the Company terminates the employee's employment without cause, the employee is entitled to a severance payment equal to his annual base salary for six months. All of the employment agreements are terminable at the will of either the employee or the Company, with or without cause. In each case, termination by the employee requires sixty days notice to the Company.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION*

    The Compensation Committee of the Board of Directors (the "Committee") is composed of two non-employee directors; Drs. Boyd and Lanzara. During the fiscal year 1997 the Committee did not meet and all compensation issues were handled by the Board of Directors acting in accordance with the Committee's charter. All references herein to the Committee shall refer to the Board of Directors for fiscal year 1997. The Committee is responsible for setting and administering the policies which govern annual executive salaries, bonuses (if any) and stock ownership programs. The Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer ("CEO"), and other executive officers of the Company based upon a mix of the achievement of the corporate financial goals, individual performance and comparisons with other technology companies. The CEO is not present during the discussions of his compensation.

    The operation of the Committee is subject to the Bylaws of the Company, as in effect from time to time, and the Delaware General Corporation Law. The Committee has the full power and authority to carry out the following responsibilities:

    1. To establish salaries, incentives and other forms of compensation paid to officers and other employees of the company.

    2. To administer various incentive compensation and benefit plans, including the bonus plan.

    3. To perform such other functions and have other powers as may be necessary or convenient in the efficient discharge of the foregoing.

    4. To report to the Board from time to time, or whenever it shall be called upon to do so.

    The policies of the Committee with respect to executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value. To meet these goals, the Committee has adopted a mix among the compensation elements of salary, bonus and stock options. The Committee has determined that the salaries for such officers shall be based upon a review of salary surveys of other technology companies performed for the Committee. The Committee may further adjust the salaries of such executive officers based upon the Company's financial performance during the past year and upon each officer's performance against established objectives related to his area of responsibility.

    In awarding stock options, the Committee considers a number of factors, including such executive officer's responsibilities and relative position in the Company, individual performance of such officer, any changes in such officer's responsibility and position, such officer's equity interest in the Company in the form of stock and options held by such individual, the extent to which existing stock options remain unvested and the total number of stock options to be awarded. Options were granted to the executive officers at the end of 1997 based on the fact that the majority of these officers options were fully vested or would vest in 1998 and the Committee's determination that, as a result, these officers lacked sufficient equity-based incentives for 1998 and beyond.

    Under the Company's executive bonus plan, executive officers may receive a certain percentage of their base salary in bonus payments, based on a combination of the Committee's subjective evaluation of

------------------------

* The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

the individual's performance and advice from the Committee's compensation consultant regarding competitive rates. Further, the Committee seeks to balance the desire for immediate earnings and the longer term goal of enhancing stockholder value.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Committee uses the same procedures described above for the other executive officers in setting the annual salary, bonus and stock option awards for the CEO. The CEO's salary is determined based on factors such as the Company's achievement of corporate goals and comparisons with technology companies as described above. In awarding stock options, the Committee considers the CEO's performance, the number of unvested options and the total number of options to be granted. The CEO's bonus is dependent upon the Company achieving the performance goals established by the Committee and the Committee's subjective evaluation of the CEO's performance.

    In December 1997, in connection with the Committee's review of Dr. Magistri's compensation, the Committee reviewed certain performance measures of the Company, primarily success in achieving profitability for the first time and increases in stockholder value. In addition, the Committee reviewed the CEO compensation of other similar sized technology companies. After this review, the Committee increased Dr. Magistri's base salary from $160,000 to $220,000 with the potential to receive a scaled bonus of up to $143,000 based on net profit and order backlog. An option on 98,000 shares of Company stock was granted as Dr. Magistri's existing options were fully vested and the Committee wanted to continue to provide the CEO with sufficient equity based incentives for 1998.

                 FROM THE MEMBERS OF THE COMPENSATION COMMITTEE

                                Dr. Douglas Boyd

Dr. Giovanni Lanzara

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee consists of Dr. Boyd and Dr. Lanzara. The Compensation Committee did not meet during 1997; all compensation matters were handled by the Board of Directors, which consisted of Drs. Boyd, Lanzara, Magistri and Trezza, during such fiscal year. Dr. Magistri was not present during discussion of his compensation. The foregoing report was prepared by the Compensation Committee at its meeting on April 1, 1998.

                     PERFORMANCE MEASUREMENT COMPARISON(1)

    The following graph shows the total stockholder return of an investment of $100 in cash on April 23, 1996 (the first trading date after the Company's Common Stock became registered under Section 12 of the Securities Exchange Act of 1934, as amended) for (i) the Company's Common Stock, (ii) the cumulative total return on the Total Return Index for The Nasdaq Stock Market (U.S. Companies) (the "Nasdaq U.S. Index") and (iii) the S&P Technology Sector Index. All values assume reinvestment of dividends and are calculated as of December 31 of each year.

      COMPARISON OF TWENTY MONTH CUMULATIVE TOTAL RETURN ON INVESTMENT(2)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              INVISION TECHNOLOGIES, INC.        NASDAQ STOCK MARKET (U.S.)          STANDARD & POOR'S TECHNOLOGY SECTOR
4/23/96                              $100.00                           $100.00                                         $100.00
12/96                                $300.00                           $117.52                                         $134.27
12/97                                $138.64                           $144.24                                         $169.31

------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) $100 invested on April 23, 1996 in Stock or Index including reinvestment of dividends. Fiscal year ending December 31.

                  CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

    In August of 1996 the Company entered into a consulting agreement with BGI, Inc. ("BGI") a Virginia-based international consulting firm engaged to assist the Company with enhancing its methods, strategies and contacts to support the marketing of the CTX 5000 to the U.S. Government. In March 1998, Ambassador Busby, a controlling shareholder of BGI, was elected to the Company's Board of Directors. In 1997, the Company paid BGI $220,000 in consulting fees. BGI also received, in August 1996, an option on 6,586 shares of the Company's common stock with vesting of these shares based on the achievement of certain milestones. Based on these milestones 3,902 shares vested in 1997.

    The Company believes that the foregoing transaction was in its best interest and was on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

    HARAX, a major stockholder of the Company, is owned and controlled by Eugenio Rendo. Mr. Rendo was a senior executive of Italimprese Group, a large, privately-held conglomerate based in Italy. Mr. Rendo has been charged in Italy with violation of political contribution laws and bribery of public officials in connection with obtaining public sector contracts. These charges arise from political contributions made by an Italimprese Group company in 1991. In early 1996, the proceedings with respect to such charges were relocated from Milan, Italy to Rome, Italy, and the formal indictment in Milan was annulled. To resume the proceedings, a new indictment would be required from the judges in Rome; however, although the Rome public prosecutor has requested that the Rome court indict Mr. Rendo, to date no new indictment has been issued.

    In addition, Mr. Rendo received a notice in December 1997 that the Milan public prosecutor initiated an investigation regarding Mr. Rendo alleging that Mr. Rendo conspired to violate political contribution laws and bribe public officials in connection with obtaining public sector contracts. These allegations arise in part from political contributions made between 1990 and 1993 by a consortium to which the Italimprese Group belonged. To date no indictment has been requested or issued with respect to these allegations.

    Mr. Rendo denies such allegations and is vigorously defending himself in such matters. The Company believes that, regardless of the outcome of any such legal proceedings, such events will not have an adverse effect on the business or operations of the Company.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                                      [SIG]
                                          ROBERT L. JONES
                                          SECRETARY

April 28, 1998

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, INVISION TECHNOLOGIES, INC., 7151 GATEWAY BOULEVARD, NEWARK, CA 94560.

                               APPENDIX

                      INVISION TECHNOLOGIES, INC.

                          EQUITY INCENTIVE PLAN

                          Adopted May 2, 1991
                         Amended April 15, 1992
                         Amended October 21, 1994
                          Amended June 10, 1995
                   Amended and Restated March 9, 1996
                        Amended December 20, 1996
                         Amended August 8, 1997
                        Amended December 23, 1997


1.  PURPOSES.

  (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options,
(ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to purchase restricted stock, and (v) stock appreciation rights, all as defined below.

  (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

  (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof, or (iii) stock appreciation rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.  DEFINITIONS.

   (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

  (b)  "BOARD" means the Board of Directors of the Company.

  (c)  "CODE" means the Internal Revenue Code of 1986, as amended.

  (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

  (e)  "COMPANY" means InVision Technologies, Inc., a Delaware corporation.

  (f) "CONCURRENT STOCK APPRECIATION RIGHT" or "CONCURRENT RIGHT" means a right granted pursuant to subsection 8(b)(2) of the Plan.

  (g) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

  (h) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

  (i) "COVERED EMPLOYEE" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

  (j)  "DIRECTOR" means a member of the Board.

  (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

  (l)  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

  (m) "FAIR MARKET VALUE" means, as of any date, the value of the common stock of the Company determined as follows:

      (1) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market of The Nasdaq Stock Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

      (2) If the common stock is quoted on The Nasdaq Stock Market (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

      (3) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

  (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

  (o) "INDEPENDENT STOCK APPRECIATION RIGHT" or "INDEPENDENT RIGHT" means a right granted pursuant to subsection 8(b)(3) of the Plan.

  (p) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or officer of the Company or an Affiliate, does not receive compensation (directly or indirectly) from the Company or an Affiliate for services rendered as a Consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933, as amended ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

  (q) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

  (r) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

  (s)  "OPTION" means a stock option granted pursuant to the Plan.

  (t) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

  (u) "OPTIONEE" means an Employee, Director or Consultant who holds an outstanding Option.

  (v) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

  (w)  "PLAN" means this Equity Incentive Plan.

  (x) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

  (y) "STOCK APPRECIATION RIGHT" means any of the various types of rights which may be granted under Section 8 of the Plan.

  (z) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.

  (aa) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

  (bb) "TANDEM STOCK APPRECIATION RIGHT" or "TANDEM RIGHT" means a right granted pursuant to subsection 8(b)(1) of the Plan.

3.  ADMINISTRATION.

  (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

  (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

        (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person.

        (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

        (3)  To amend the Plan or a Stock Award as provided in Section 14.

        (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

  (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be Non-Employee Directors and may also be, in the discretion of the Board, Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.
The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Code.

4.  SHARES SUBJECT TO THE PLAN.

  (a) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate two million six hundred twenty-one thousand eight hundred eighteen (2,621,818) shares of the Company's common stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

  (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.  ELIGIBILITY.

  (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees, Directors or Consultants.

  (b) No person shall be eligible for the grant of an Incentive Stock Option or an award to purchase restricted stock if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant, or in the case of a restricted stock purchase award, the purchase price is at least one hundred percent (100%) of the Fair Market Value of such stock at the date of grant.

6.  OPTION PROVISIONS.

  Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

  (a) TERM. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

  (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted; the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

  (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

  In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

  (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement of a Nonstatutory Stock Option does not expressly permit such transfer, such Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16a-12 of the Exchange Act and shall be exercisable during the lifetime of the person to whom such Nonstatutory Stock Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

  (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

  (f)  TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR
CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

  An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director, or Consultant (other than upon the Optionee's death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth
(10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

  (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of
(i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

  (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

  (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

  (j) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option
(i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is granted to a 10% stockholder (as described in subsection 5(c)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

  Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 12(e) of the Plan and in
Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection

4(a) and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.  TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

  Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

  (a) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement, but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

  (b) TRANSFERABILITY. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16a-12 of the Exchange Act and any administrative interpretations or pronouncements thereunder, so long as stock awarded under such agreement remains subject to the terms of the agreement.

  (c) CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

  (d) VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

  (e) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event a Participant's Continuous Status as an Employee, Director or
Consultant terminates, the Company may repurchase or otherwise reacquire, subject to the limitations described in subsection 7(d), any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.   STOCK APPRECIATION RIGHTS.

  (a) The Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees or Directors of or Consultants to, the Company or its Affiliates. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. If a Stock Appreciation Right is granted to an individual who is at the time subject to
Section 16(b) of the Exchange Act (a "Section 16(b) Insider"), the Stock Award Agreement of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of such right shall qualify for the safe-harbor exemption from short-swing profit liability provided by Rule 16b-3 promulgated under the Exchange Act (or any successor rule or regulation). No limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Rights.

  (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

    (1) Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of
(A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

    (2) CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

    (3) INDEPENDENT STOCK APPRECIATION RIGHTS. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.

9.  CANCELLATION AND RE-GRANT OF OPTIONS.

  The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan and/or (ii) with the consent of the affected holders of Options and/or Stock Appreciation Rights, the cancellation of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option) or, in the case of an Incentive Stock Option granted to a 10% stockholder (as described in subsection 5(c)), not less than one hundred ten percent (110%) of the Fair Market Value) per share of stock on the new grant date. Notwithstanding the foregoing, the Board or the Committee may grant an Option and/or Stock Appreciation Right with an exercise price lower than that set forth above if such Option and/or Stock Appreciation Right is granted as part of a transaction to which section 424(a) of the Code applies.

10.  COVENANTS OF THE COMPANY.

  (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

  (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Award; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

11.  USE OF PROCEEDS FROM STOCK.

  Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

12.  MISCELLANEOUS.

  (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e), 7(d) or 8(b), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

  (b) Neither an Employee, Director or Consultant nor any person to whom a Stock Award is transferred under subsection 6(d), 7(b), or 8(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

  (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause the right of the Company's Board of Directors and/or the Company's stockholders to remove any Director pursuant to the terms of the Company's By-Laws and the provisions of the Delaware General Corporation Law, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate.

  (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

  (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d), 7(b) or 8(b), as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

  (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

13.  ADJUSTMENTS UPON CHANGES IN STOCK.

  (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

  (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law: (i) any surviving corporation or an Affiliate of such surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation and its Affiliates refuse to assume or continue such Stock Awards, or to substitute similar Stock Awards for those outstanding under the Plan, then such Stock Awards shall be terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any Stock Awards outstanding under the Plan shall terminate if not exercised prior to such event.

14.  AMENDMENT OF THE PLAN AND STOCK AWARDS.

  (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

  (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

  (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

  (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

  (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

15.  TERMINATION OR SUSPENSION OF THE PLAN.

  (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on May 1, 2001, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

  (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

16.  EFFECTIVE DATE OF PLAN.

  The Plan as amended shall become effective on the date such amendment is approved by the Board, but if the Board submits the Plan, as amended for approval of stockholders, then no Stock Awards granted under the Plan, as amended, shall be exercised unless and until the Plan, as amended, has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan, as amended, is adopted by the Board.

                       INVISION TECHNOLOGIES, INC.
              PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON MAY 28, 1998

The undersigned hereby appoints Dr. Sergio Magistri and Curtis P. DiSibio, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of INVISION TECHNOLOGIES, INC. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters, 7151 Gateway Boulevard, Newark, California, 94560 on Thursday, May 28, 1998 at 9:30 a.m., (local time), and any and all postponements, continuations, and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in request of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

The undersigned hereby directs and authorizes said proxies, and each of them, or their substitutes, to vote as specified herein with respect to the proposals listed in paragraphs 1, 2 and 3. Unless otherwise specified this proxy will be voted in favor of proposals 1, 2 and 3.

The undersigned hereby further confers upon said proxies, and each of them, or their substitutes, authority to vote in respect to all other matters which may properly come before the meeting or any continuation or adjournment thereof.

The undersigned hereby acknowledges receipt of: (1) Notice of the Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and
(3) Annual Report of the Company for the fiscal year ended December 31, 1997.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

1. To elect Dr. Giovanni Lanzara and Ambassador Morris D. Busby as the Class II directors to hold office until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified.

               / / FOR            / / WITHHOLD AUTHORITY

                                  ------------------------------------------
                                  (List name of director for whom authority is being withheld if only one)

2. To approve the Company's Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 400,000 shares to 2,621,818 shares.

              / / FOR      / / AGAINST      / / ABSTAIN


3. To ratify the selection of PRICE WATERHOUSE LLP as independent auditors of the Company for its fiscal year ending DECEMBER 31, 1998.

              / / FOR      / / AGAINST      / / ABSTAIN

                                     DATED: __________________________ , 1998

                                     SIGNATURES: ____________________________

                                     ________________________________________

                                     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                     HEREON. IF THE STOCK IS REGISTERED IN
                                     THE NAMES OF TWO OR MORE PERSONS, EACH
                                     SHOULD SIGN. EXECUTORS, ADMINISTRATORS,
                                     TRUSTEES, GUARDIANS AND
                                     ATTORNEYS-IN-FACT SHOULD ADD THEIR
                                     TITLES. IF SIGNER IS A CORPORATION,
                                     PLEASE GIVE FULL CORPORATE NAME AND HAVE
                                     A DULY AUTHORIZED OFFICER SIGN, STATING
                                     TITLE. IF THE SIGNER IS A PARTNERSHIP,
                                     PLEASE SIGN IN PARTNERSHIP NAME BY
                                     AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

MARK HERE IF YOU PLAN TO PARTICIPATE IN A TOUR OF OUR FACILITY AND A DEMONSTRATION OF THE CTX 5000. IF SO, PLEASE ARRIVE AT OUR HEADQUARTERS BY 9:00 A.M.
                                                                    / /

                                     2